Exhibit 99.1

FOR IMMEDIATE RELEASE

UNIVERSAL AMERICAN CORP.

ANNOUNCES ADDITIONAL $50 MILLION SHARE REPURCHASE AUTHORIZATION

Rye Brook, NY — June 9, 2008 — Universal American Corp. (NYSE: UAM) today announced that its Board of Directors has approved the repurchase of up to an additional $50 million of the Company’s common shares.  As of the close of trading on Friday June 6, 2008, the Company has repurchased 4,028,779 shares, at an average price of $11.29 per share, totalling $45.5 million under the $50 million share repurchase program that was authorized on February 19, 2008.

The Company is not obligated to repurchase any specific number of shares under the program or to make repurchases at any specific time, at any price or subject to any price limits.

About Universal American Corp.

Universal American offers a diverse range of healthcare products — including health insurance, managed care, and prescription drug benefits — through its subsidiaries. Its companies are collectively among the leading providers of Medicare Advantage and Medicare prescription drug plans in the U.S., as over 2 million seniors rely on Universal American’s products for their health or prescription drug coverage.  For more information on Universal American, please visit our website at www.universalamerican.com.

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Matters discussed in this news release and oral statements made from time to time by representatives of Universal American may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Although Universal American believes that the expectations reflected in any forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. Forward-looking information is subject to risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond Universal American’s ability to control or predict. Important factors that may cause actual results to differ materially and could impact Universal American and the statements contained in this news release can be found in Universal American’s filings with the Securities and Exchange Commission, including quarterly reports on Form 10-Q, current reports on Form 8-K and annual reports on Form 10-K.  For forward-looking statements in this news release, Universal American claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.  Universal American assumes no obligation to update or supplement any forward-looking statements, whether as a result of new information, future events or otherwise.

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CONTACT:	- OR -	INVESTOR RELATIONS COUNSEL:
Robert A. Waegelein		The Equity Group Inc.
Executive Vice President &		www.theequitygroup.com
Chief Financial Officer (914) 934-8820		Linda Latman (212) 836-9609